UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                   Date of Report: May 18, 2007 (May 15, 2007)
                        (Date of Earliest Event Reported)

                                 Thinkpath, Inc.
Exact name of Registrant as specified in its charter)

          Ontario                        001-14813               52-209027
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

            16 Four Seasons Place, Suite 215 Toronto, Ontario M9M 6E5
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (416) 622-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company entered into an agreement (the "Purchase Agreement") with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") with respect to the purchase by Trafalgar of up to $8,000,000 of convertible debentures. On May 14, 2007, the Company closed on the first portion of the funding and issued a two-year $400,000 convertible debenture to Trafalgar. In connection with the Securities Purchase Agreement, the Company issued Trafalgar 250,000 shares of common stock. The debenture bear interest at 12% per annum and is convertible into common stock at a 10% discount to the volume weighted average price (VWAP) for the 10 days prior to conversion. The Company has the right to redeem the debenture at 115% of principal and accrued and unpaid interest.

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(c) Exhibits

EXHIBIT
NUMBER DESCRIPTION
-------- -----------
4.2 Securities Purchase Agreement by and among Thinkpath, Inc., and Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar").
4.3 Convertible Debenture in favor of Trafalgar

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THINKPATH, INC.


By: /s/ Declan French
------------------------------------
Declan French
Chief Executive Officer

Dated: May 18, 2007